UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Rene Levesque West, Suite 4310

Montreal, Quebec, Canada H3B 4W8

(Address of principal executive office)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On February 5, 2018, the Company issued a press release announcing a proposed underwritten public offering of shares of its common stock, pre-funded warrants to purchase shares of its common stock and warrants to purchase shares of its common stock (the “Offering”). A copy of the press release is furnished as Exhibits 99.1 hereto and incorporated herein by reference.

On February 5, 2018, the Company filed with the Securities and Exchange Commission (the “Commission”) a preliminary prospectus supplement to its effective shelf registration statement on Form S-3 (the “Preliminary Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended, relating to the Offering. The Preliminary Prospectus Supplement contains an updated summary description of the Company’s business in the section entitled “Prospectus Supplement Summary,” as set forth below:

Overview

We are an industrial biotechnology company producing renewable chemicals. Our proprietary technology platform combines industrial biotechnology and chemical catalysis to convert biobased feedstocks into renewable chemicals that aim to be cost-competitive replacements for petroleum-derived chemicals and are used in a wide variety of everyday products including plastics, resins, paints, food additives and personal care products. We currently sell our first product, bio-succinic acid, to customers in a variety of chemical markets. We produce bio-succinic acid at our facility in Sarnia, Ontario.

Succinic acid can be used to manufacture a wide variety of products used every day, including plastics, food additives and personal care products, and can also be used as a building block for a number of derivative chemicals. We believe that our low-cost production capability and our development of bio-succinic derived products including 1,4 BDO and THF, which are used to produce polyesters, plastics, spandex and other products, will provide us with access to a more than US$8 billion market opportunity.

We are working to expand our accessible markets and product portfolio. We are in discussions with several leading companies with the goal to enter into strategic relationships, and we have also entered into agreements with other companies for the supply of bio-succinic acid.

We have entered into technology partnerships to lower our production costs, expand our product portfolio and broaden our biochemical production platform. For example, we entered into a technology partnership with Cargill, Inc., or Cargill, through which we exclusively license a proprietary yeast organism for use in our fermentation process to produce our products. We refer to the yeast organism that we have licensed from Cargill as “our yeast.” We have also established other technology licenses and collaborations, including with Johnson Matthey Davy Technologies, or Davy, for the conversion of our succinic acid into 1,4 BDO and THF.

Our business strategy is to leverage the value of our technology by building and operating production facilities around the world. Depending on our access to capital and third-party demand for our technology, we may also enter into technology licenses on an opportunistic basis.

Our facility in Sarnia, Ontario has a nameplate capacity of 30,000 metric tons of bio-succinic acid per year. We started commercial scale production at our Sarnia facility in October 2015 and ramp-up to full production capacity is expected in 2019.

We are committed to managing our economic, social, environmental and ethical performance through sustainable business practices. We have completed a life cycle analysis for our facility in Sarnia, Ontario that indicates that no net carbon dioxide equivalent (greenhouse gases) will be emitted per kilogram of our bio-succinic acid produced, making our process carbon neutral. This is significantly less carbon emission intensive than the current petrochemical process for making succinic acid, in which 7.1 kilograms of carbon dioxide equivalent are emitted per kilogram of succinic acid produced. This represents a 100% reduction in greenhouse gases for our bio- succinic acid process, relative to the current petrochemical process for making succinic acid. The life cycle analysis also indicates that our facility in Sarnia consumes 64% less energy than the current petrochemical process.

We were incorporated in the State of Delaware in October 2008 as DNP Green Technology, Inc. and were established as the result of a spin-off of certain assets from Diversified Natural Products, Inc. In September 2010, we acquired the 50% interest in our joint venture Bioamber S.A.S. that we did not already own, after which, Bioamber S.A.S. became wholly owned by us. Concurrent with this acquisition, the Company changed its name from DNP Green Technology, Inc. to BioAmber Inc. and changed its fiscal year end from June 30 to December 31. Bioamber S.A.S. was wholly owned by the Company until its liquidation in December 2014.

Our principal executive offices are located at 1250 Rene Levesque West, Suite 4310, Montreal, Quebec, Canada H3B 4W8, and our principal research and development facility is located at 1000 Westgate Drive, Suite 115, St. Paul, Minnesota, United States of America, 55114. Our telephone number in the United States is (651) 641-3623 and our telephone number in Canada is (514) 844-8000. Our website address is www.bio-amber.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus.

Financial Condition

Our net loss for the nine months ended September 30, 2017 was $18.1 million, with total revenue for the nine months ended September 30, 2017 of $9.5 million, a revenue increase of 25% compared to the nine months ended September 30, 2017. The increase in total revenue was mainly driven by an increase in succinic acid volume, slightly offset by a decrease in average selling price. We have experienced recurring operating losses and as of September 30, 2017, we had an accumulated deficit of approximately $234.9 million. of our accumulated deficit has resulted from costs incurred in connection with our operating expenses, research and development expenses and from general and administrative costs associated with our operations, as well as our sales and marketing expenses. We expect to continue to incur substantial costs and expenses related to the continued development and expansion of our business, including those related to the development, continuation and operation of our additional manufacturing facilities, research, testing and development of new products and the growth of our sales and marketing efforts.

Net cash used in operating activities for the nine months ended September 30, 2017 was $24.5 million. On September 30, 2017, we had cash and cash equivalents of $10.2 million and net working capital of $1.5 million. This compares to $15.9 million in cash and cash equivalents and a negative net working capital of $(6.0) million, respectively, at September 30, 2016.

BioAmber Sarnia Inc. (“BioAmber Sarnia”), our subsidiary, is party to a CAD $20.0 million (Current outstanding balance of CA $15.5 million) commercial loan agreement with Comerica Bank, Export Development Canada and Farm Credit Canada and the other parties thereto (as amended, the “Loan Agreement”). The Loan Agreement requires us to, among other things, maintain a minimum debt service ratio. The Loan Agreement also contains customary events of default (subject, in certain instances, to specified grace periods) including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the loan, the failure to comply with certain covenants and agreements specified in the agreement, the occurrence of a material adverse effect, defaults in respect of certain other indebtedness and agreements, and certain events of insolvency. If an event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the loan may become due and payable immediately.

On September 26, 2017, BioAmber Sarnia entered into a Waiver and Third Amending Agreement to Loan Agreement with Comerica Bank and the lenders party thereto (the “Third Amending Agreement”), which, among other things, provided for certain waivers and modifications to the Loan Agreement. Pursuant to the Third Amending Agreement, all then-existing violations under the Loan Agreement were waived by the senior lenders thereunder. In addition, the scheduled principal payments under the Loan Agreement were suspended for the period from January 1, 2017 to December 31, 2017. The scheduled principal repayments were also modified so that the revised quarterly installment will be $962,000 from March 31, 2018 until fully repaid in December 2021. In addition, the Third Amending Agreement modified certain financial covenants related to the debt service coverage ratio, minimum gross revenue from product sales and minimum cash balance that we are required to maintain. The Third Amending Agreement also modified certain covenants to restrict our ability to make certain royalty payments, certain enumerated payments in respect of government funding agreements and our loan with BDC Capital Inc., and payments under certain agreements with Mitsui & Co. Ltd.

On January 25, 2018, BioAmber Sarnia entered into a Waiver and Fourth Amending Agreement to the Loan Agreement with Comerica Bank and the lenders party thereto (the “Fourth Amending Agreement”), which, among other things, provided for certain additional waivers and modifications to the Loan Agreement. Pursuant to the Fourth Amending Agreement, all then-existing violations under the Loan Agreement were waived by the senior lenders thereunder. In addition, our minimum cash requirements and all revenue covenants were removed, and we agreed to engage a consultant to monitor our cash flows and to provide to the lenders weekly reports on our activities and monthly financial reports. We also agreed to engage an appraiser to conduct a valuation of our Sarnia facility and equipment located there before January 31, 2018. In addition, we agreed not to make any modification resulting in an increase to any management or executive compensation arrangements, not to pay any discretionary or non-discretionary bonuses to any members of the management team or executives, nor make any payments that are not contemplated by our weekly cash flow projections. We agreed to present to the lenders a letter of intent or other legally binding commitment or agreement for a recapitalization transaction by March 15, 2018. Finally, we agreed to postpone any interest and capital payments to our subordinated lenders to the earliest to occur of December 31, 2018, the time at which our secured obligations under the Loan Agreement are paid in full, and such other date as may be agreed to by the required lenders under the Loan Agreement.

Recent Developments

On February 5, 2018, BioAmber Sarnia entered into a Waiver to the Loan Agreement with Comerica Bank and the lenders party thereto (the “Waiver”), which, among other things, provided for certain additional waivers to the Loan Agreement. Pursuant to the Waiver, the lenders agreed to waive our commitment to present a letter of intent or other legally binding commitment or agreement for a recapitalization transaction by March 15, 2018. The effectiveness of this Waiver is conditioned on the prior written consent of Mitsui and we can provide no assurance that such consent will be obtained on a timely manner or at all. The Company also agreed that by March 15, 2018, the Company will have raised cash in an amount sufficient to enable it to maintain its ordinary course operations until June 30, 2018. The Company further agreed that as a condition to the Waiver, by June 30, 2018, the Company will have closed a transaction, which includes an equity financing, refinancing or other investment or addition of capital, a joint venture, partnership, merger or other business combination, an asset sale, or, any combination thereof, that is acceptable to the lenders. Currently, the Company does not have any commitments or term sheets related to any such transaction, and no such transaction is pending. There can be no assurance that the Company will be able to enter into one or more transactions acceptable to the lenders.

Based on management’s estimates and expectations, the Company has prepared a multi-year plan to achieve profitability and has provided that plan to the lenders in connection with the Waiver. This plan is subject to a variety of factors, many of which are not within the Company’s control, including future sales, cost increases and decreases, fluctuations in oil prices, as well as the other factors listed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its subsequent filings with the SEC. Based on this plan, the Company expects to require approximately $24 million for the fiscal year ending December 31, 2018, which includes capital to fund its operations and assumes all required payments of interest and principal. The Company also has plans to reduce costs at its facility and may spend up to $10 million in capital expenditures if sufficient capital is available, although such amounts may be decreased or delayed if necessary based on the Company’s available cash. The Company expects to fund these amounts from public offerings of our equity securities, private placements of our equity securities, corporate debt, government grants and/or strategic partnerships. Other than this offering, the Company does not have any commitments or term sheets related to any additional capital raising transactions and no term sheets of any kind with any prospective strategic partners. There can be no assurance that the Company will be able to raise additional funds or enter into such strategic partnerships. If the Company is unable to raise additional funds or enter into such strategic partnerships, our stockholders would likely lose most or all of their investment in us

In light of our cash position and in accordance with the terms of the Waiver, the Company will need to seek additional capital-raising transactions to fund our operations, satisfy our existing lenders, and avoid an event of default under one or more of our debt instruments which, if not cured or waived, could give the holders of the defaulted indebtedness the right to terminate commitments to lend and cause all amounts outstanding with respect to the indebtedness to be due and payable immediately.

Selected Risk Factors

Our business is subject to many risks and uncertainties of which you should be aware before you decide to invest in our common stock and/or warrants to purchase common stock. These risks are discussed more fully under “Risk Factors” in this prospectus supplement. Some of these risks are:

•	We have a limited operating history, have incurred losses, anticipate continuing to incur losses and might never achieve or maintain profitability.

•	We do not have enough cash to fund our operations to profitability and if we are unable to secure additional capital, we may be required to seek strategic alternatives, including but not limited to a potential business combination or a sale of our company or our business, or reduce and/or cease our operations.

•	Despite this offering, we will still require significant additional capital funding and such capital may not be available to us.

•	If we are unable to continue as a going concern, our securities, including those offered hereby, will have little or no value.

•	If our stock price continues to remain below $1.00, our common stock may be subject to delisting from The New York Stock Exchange.

•	Our stock price has been and could remain volatile, which could further adversely affect the market price of our stock, our ability to raise additional capital and/or cause us to be subject to securities class action litigation.

•	Investors in this offering will experience immediate and substantial dilution.

•	There is no public market for the common warrants or Series B pre-funded warrants to purchase common stock being offered in this offering.

•	Holders of our common warrants or Series B pre-funded warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

•	The warrants in this offering may not have any value.

New York Stock Exchange Notice

On September 8, 2017, we received written notice from the NYSE, advising us that we no longer satisfied the continued listing compliance standards set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of our common stock fell below $1.00 over a consecutive 30 trading-day period ending September 6, 2017. We can regain compliance if, at any time in the six-month period following receipt of the notice, the closing price of our common stock on the last trading day of any month is at least $1.00 and the 30 trading-day average closing price of our common stock on such day is also at least $1.00. If we determine to cure the stock price deficiency by taking a corporate action, which would require approval by our stockholders, the six-month cure period described above may be extended in accordance with Rule 802.01C of the NYSE Listed Company Manual to allow the us to obtain the requisite stockholder approval no later than our next annual meeting. We are considering various options we may take in an effort to cure this deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual. Subject to our compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during the applicable cure period, our common stock is expected to continue to be listed and traded on the NYSE under the symbol “BIOA” but will have an added designation of “.BC” to indicate the status of the common stock as below compliance. If our common stock ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, it could have adverse consequences including, among others: lower demand and market price for our common stock; adverse publicity; and a reduced interest in our company from investors, analysts and other market participants. In addition, a suspension or delisting could impair our ability to execute on our operational and strategic goals, raise additional capital and attract and retain employees by means of equity compensation.

BioAmber Sarnia Joint Venture Termination

On August 1, 2017, we entered into a Share Purchase Agreement with Mitsui pursuant to which we acquired Mitsui’s entire 38.9% interest in the BioAmber Sarnia joint venture, increasing our ownership stake to 100%. Pursuant to the terms of the Share Purchase Agreement, our joint venture agreement with Mitsui was terminated and, with the exception of certain obligations which survive termination, Mitsui was released from its obligations and liabilities under the joint venture agreement. Although the joint venture agreement contained a put option which would have required us to purchase Mitsui’s interest for a purchase price of 50% of Mitsui’s equity in the joint venture, pursuant to the terms of the Share Purchase Agreement, the purchase price paid by BioAmber for Mitsui’s 38.9% interest was CAD $1.00. As further consideration for Mitsui’s sale of its interest, we also entered into an Indemnity Agreement, dated August 1, 2017, pursuant to which BioAmber and, subject to the prior consents required to be obtained from its lenders, BioAmber Sarnia, have agreed to indemnify Mitsui for any payments made by Mitsui pursuant to its guarantee of our obligations under our Loan Agreement and our CAD $15.0 million loan agreement with the Minister of Economic Development and Trade of Ontario, Canada (Sustainable Jobs Innovation Fund) (the “SJIF Loan Agreement”). We also entered into a Security Agreement, dated August 1, 2017, pursuant to which BioAmber and, subject to the prior consents required to be obtained from its lenders, BioAmber Sarnia, pledged all of their personal property as security for our obligations under the Indemnity Agreement. In addition, we have agreed with Mitsui that in the event a strategic investor acquires more than 25% of BioAmber, or any investor acquires more than 25% of BioAmber Sarnia, Mitsui will be released from all liability under its guarantee obligations for the Loan Agreement and the SJIF Loan Agreement. Pursuant to the Share Purchase Agreement, the members of BioAmber Sarnia’s board of directors nominated by Mitsui will resign effective August 1, 2017.

Each of the Share Purchase Agreement, the Security Agreement and the Indemnity Agreement, have been filed as Exhibits 10.1, 10.2, and 10.3 to our Current Report on Form 8-K filed with the SEC on August 3, 2017. The above descriptions of the terms of the Share Purchase Agreement, the Security Agreement and the Indemnity Agreement are qualified in their entirety by reference to such exhibits.

Bridging Finance Inc. Litigation

On February 17, 2017, a claim was filed against us by Bridging Finance Inc. (“Bridging”) in the Superior Court of Justice in the Province of Ontario, Canada, seeking damages for breach of contract or, alternatively, unjust enrichment or, alternatively, on the basis of quantum meruit. The claim alleges, among other things, that we failed to pay certain prepayment penalties, interest, and waiver fees to Bridging in connection with our repayment in January 2017 of our Loan Agreement, dated September 9, 2016, with Bridging. The action seeks damages in the amount of approximately CAD$922,000, plus prejudgment and post judgment interest, costs of the proceedings and other relief as the court may provide. On or about April 17, 2017, we filed our Statement of Defence with the Superior Court. We believe that the suit is without merit and intend to vigorously defend it.

As described above, on February 5, 2018, BioAmber Sarnia Inc. (“BioAmber Sarnia”), a subsidiary of BioAmber Inc. (“us,” “we,” or the “Company”) entered into a Waiver to the Loan Agreement with Comerica Bank and the lenders party thereto (the “Waiver”), which, among other things, provided for certain additional waivers to our commercial loan agreement, dated as of June 20, 2014, with Comerica Bank, Export Development Canada and Farm Credit Canada and the other parties thereto, as amended by a Waiver and First Amending Agreement to Loan Agreement, dated as of May 12, 2015, as further amended by a Waiver, Consent and Second Amending Agreement to Loan Agreement, dated as of August 9, 2016, as further amended by a Waiver and Third Amending Agreement to Loan Agreement, dated as of September 26, 2017, and as further amended by Waiver and Fourth Amending Agreement to Loan Agreement, January 25, 2018.

The foregoing description of the Waiver is qualified in its entirety by the full text thereof filed herewith as Exhibit 10.1 and incorporated herein by reference. The Loan Agreement, and all subsequent amendments thereto, have been previously filed with the Commission as exhibits to the Company’s periodic reports.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

This report shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Waiver to Loan Agreement, dated February 5, 2018, among BioAmber Sarnia Inc., Comerica Bank and the other parties thereto.

99.1	Press Release, dated February 5, 2018.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about BioAmber, including but not limited to statements with respect to BioAmber’s anticipated use of the net proceeds of the Offerings and the timing of completion of the Private Placement. BioAmber may use words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “plan,” “projected” or the negative of such words or other similar words or phrases to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, changes in the price of BioAmber’s Common Stock, the satisfaction of customary closing conditions related to the Private Placement and other important risks and uncertainties contained in BioAmber’s public filings with the SEC, including the risks discussed under the heading “Item 1.A Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. You should consider these factors in evaluating the forward-looking statements included in this current report on Form 8-K and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and BioAmber undertakes no obligation to update such statements as a result of new information.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Waiver to Loan Agreement, dated February 5, 2018, among BioAmber Sarnia Inc., Comerica Bank and the other parties thereto.

99.1	Press Release, dated February 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAMBER INC.

Date: February 5, 2018	By:	/s/ Richard P. Eno
Name: Richard P. Eno
Title: Chief Executive Officer

[Signature Page to Pricing 8-K]